 Careview Communications, Inc. 8-K

Exhibit 10.05

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

DATED AS OF June 26, 2015

BY

CAREVIEW COMMUNICATIONS, INC.,

a Nevada corporation,

CAREVIEW COMMUNICATIONS, INC.,

a Texas corporation,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

AS GRANTORS

IN FAVOR OF

PDL BIOPHARMA, INC.,

as Collateral Agent

ii

iii

EXHIBITS

A	Form of Copyright Security Agreement
B	Form of Patent Security Agreement
C	Form of Trademark Security Agreement

ANNEXES

I	Form of Joinder Agreement

iv

GUARANTEE AND COLLATERAL AGREEMENT dated as of June 26, 2015 by CareView Communications, Inc., a Texas corporation (“Holdings”), CareView Communications, Inc., a Nevada corporation and a wholly-owned subsidiary of Holdings (the “Borrower”), and the Subsidiary Guarantors from time to time party hereto, in favor of PDL BioPharma, Inc., a Delaware corporation, as the collateral agent (in such capacity, the “Agent”), under the Credit Agreement dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower and PDL BioPharma, Inc., as lender (in such capacity, the “Lender”) and agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lender has agreed to make certain extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, it is a condition precedent to the obligations of the Lender to make its extensions of credit to the Borrower under the Credit Agreement that the Guarantors and the Grantors shall have executed and delivered this Agreement to the Agent; and

WHEREAS, the Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lender to extend such credit.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                  Definitions.

1.01.           Definition of Terms Used Herein Generally. Except as otherwise provided herein, all capitalized terms used herein (including in the preamble hereto) but not defined herein shall have the meanings set forth in the Credit Agreement. Except as specifically provided herein, all terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein as of the date hereof; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC as of the date hereof.

1.02.           Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Additional Grantor” has the meaning set forth in Annex I hereto.

“After-Acquired Intellectual Property”: as defined in Section 7.13(d).

“Agent”: as defined in the preamble.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code”: the Internal Revenue Code of 1986, as amended.

“Borrower”: as defined in the preamble.

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“Borrower Obligations”: the Obligations (as defined in the Credit Agreement).

“Collateral”: as defined in Section 3.

“Copyright Office”: the United States Copyright Office.

“Copyright Security Agreement”: a supplement to this Agreement, executed by one or more Grantors in favor of the Agent, substantially in the form of Exhibit A hereto.

“Credit Agreement”: as defined in the preamble.

“Collateral Documents”: this Agreement (as may be supplemented from time to time by any Joinder Agreement), the Intellectual Property Security Agreements, all deposit account control agreements and similar agreements, all Collateral Access Agreements and similar agreements, and all other pledge or security agreements, assignments or other similar agreements or instruments executed and delivered by any Grantor pursuant to Section 6.7 of the Credit Agreement or otherwise in connection with the transactions contemplated thereby, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Event”: as defined in Section 9.03.

“Fully Satisfied”: with respect to the Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, at any time that (a) all principal constituting Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, and all interest (including interest that shall have accrued after the commencement of a bankruptcy proceeding with respect to the Borrower or any Guarantor at the rate provided in the Loan Documents) accrued to such time on such principal and on all other Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, shall have been paid in full in cash; (b) all fees, expenses and other amounts (including contingent obligations, including those in respect of indemnification provisions contained in the Loan Documents, but excluding obligations in respect of such indemnification provisions for which no claim has been made and for which no notice of claim has been given) unpaid as of such time which constitute Secured Obligations, Guarantor Obligations or Borrower Obligations, as the case may be, shall have been paid in full in cash; and (c) the Commitments shall have expired or been terminated.

“General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(42) of the NYUCC as in effect on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures and all licenses and permits issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, restated, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith; (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto; (iii) all rights of such Grantor to damages arising thereunder; (iv) all rights of such Grantor to receive any tax refunds; and (v) all rights of such Grantor to terminate and to perform, to compel performance and to exercise all remedies thereunder.

“Grantor”: each of Holdings, the Borrower and each Subsidiary Guarantor.

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“Guarantor”: each of Holdings and each Subsidiary Guarantor.

“Guarantor Obligations”: with respect to any Guarantor, all liabilities, indebtedness and obligations of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party (monetary (including interest accrued at the rate provided in the applicable Loan Document after the commencement of a bankruptcy proceeding whether or not a claim for such interest is allowed) or otherwise), in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Creditor that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document), and in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

“Intellectual Property Security Agreement”: each of a Copyright Security Agreement, a Patent Security Agreement and a Trademark Security Agreement.

“Intercompany Debt”: as defined in Section 19.17.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(48) of the NYUCC on the date hereof including, without limitation, all certificated securities and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts; (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. § 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities; and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers”: the collective reference to each issuer of a Pledged Security.

“Joinder Agreement”: each agreement, in the form of Annex I hereto, executed and delivered by each Person that shall become an Additional Grantor hereunder.

“Lease”: any lease of personal property under which any Grantor is the lessee.

“NYUCC”: the UCC as in effect in the State of New York from time to time.

“Patent Security Agreement”: a supplement to this Agreement, executed by one or more Grantors in favor of Agent, substantially in the form of Exhibit B hereto.

“Perfection Certificate”: shall mean that certain Perfection Certificate dated as of the date hereof executed by Holdings and the Borrower in favor of the Agent, as updated by Holdings, the Borrower or any other Grantor from time to time after the Closing Date, and as supplemented from time to time with Annex I-A to each Joinder Agreement executed and delivered to the Agent by each Person that shall become an Additional Grantor hereunder.

“Perfection Supplement”: shall have the meaning assigned to such term in Section 7.17.

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“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Commodity Contracts”: all commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities”: the debt securities listed in Schedule 8 of the Perfection Certificate, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes”: all promissory notes listed in Schedule 8 of the Perfection Certificate, all intercompany notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the shares of capital stock or other equity interests owned at any time or from time to time by any Grantor, including, without limitation, in the case of Holdings or the Borrower, all shares of capital stock, or membership interests, as applicable, in all Grantors that are Subsidiaries of Holdings or the Borrower, together with any other shares, stock certificates, options, rights or security entitlements of any nature whatsoever in respect of the capital stock or other equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that “Pledged Stock” shall not include more than 65% of the total outstanding voting stock of any Subsidiary that is a CFC.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(64) of the NYUCC in effect on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including capital stock or other equity interests.

“PTO”: the United States Patent and Trademark Office.

“Receivable”: any right to payment on account of any obligation that could create any right to receive money, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance (including, without limitation, any account or payment intangible).

“Secured Creditors”: the Agent, in both its capacities as administrative agent under the Credit Agreement and collateral agent under the Collateral Documents, and the Lender under the Credit Agreement, and each of their successors and assigns.

“Securities Act”: the Securities Act of 1933, as amended.

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“Stock Rights”: all dividends, instruments or other distributions and any other right or property which a Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for any Pledged Stock constituting Collateral, any right to receive Pledged Stock and any right to receive earnings, in which a Grantor now has or hereafter acquires any right, issued by an issuer of such Pledged Stock.

“Subsidiary Guarantor”: each Subsidiary of Holdings party hereto as a Guarantor and each other Subsidiary that is or becomes a party to this Agreement in accordance with the terms hereof.

“Security Interest”: the security interest granted pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Secured Obligations”: collectively, the Borrower Obligations and the Guarantor Obligations.

“Trademark Security Agreement”: a supplement to this Agreement, executed by the Grantor in favor of Agent, substantially in the form of Exhibit C hereto.

“UCC”: the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 7.18). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

1.03.         Rules of Interpretation. The rules of interpretation specified in Section 1.2 of Credit Agreement shall be applicable to this Agreement. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in this Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

Section 2.               Guarantee.

2.01.        Guarantee.

  (a)      (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent, for the ratable benefit of the Secured Creditors and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

  (b)      Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state and other laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.10).

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  (c)      Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Creditor hereunder.

  (d)      The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and Guarantor Obligations shall have been Fully Satisfied.

  (e)      No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are Fully Satisfied.

2.02.        Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Creditor, (i) no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Creditor against the Borrower or any other Guarantor or Grantor or any collateral security or guarantee or right of offset held by any Secured Creditor for the payment of the Borrower Obligations, (ii) no Guarantor shall seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor or Grantor in respect of payments made by such Guarantor hereunder, and (iii) each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor, in each case, until all Secured Obligations are Fully Satisfied and the Commitments have been terminated pursuant to the Credit Agreement. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Fully Satisfied, such amount shall be held by such Guarantor in trust for the Secured Creditors, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Agent may determine. Each Guarantor acknowledges and agrees that this waiver is intended to benefit the Secured Creditors and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Section 2.02, and that the Secured Creditors and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section 2.02, and their rights under this Section 2.02, shall survive until all Secured Obligations are Fully Satisfied.

2.03.        Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Creditor may be rescinded by such Secured Creditor and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Creditor, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Lender under the Credit Agreement, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

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2.04.        Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Creditor upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or any of the Guarantors with respect to the Borrower Obligations, except as required pursuant to the Credit Agreement. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance (and not of collection) without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document (other than this Agreement), any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Creditor; (b) any defense, set-off or counterclaim (other than a defense of complete payment and performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Creditor; or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Creditor against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

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2.05.        Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.06.        Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in Dollars in immediately available funds to the deposit account of Agent specified by Agent and that all such payments will be subject to the provisions of Section 2.6 of the Credit Agreement.

2.07.        Election of Remedies. If any Secured Creditor may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Secured Creditor a Lien upon any Collateral, whether owned by any Guarantor or by any other Person, either by judicial foreclosure or by nonjudicial sale or enforcement, such Secured Creditor may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2. If, in the exercise of any of its rights and remedies, any Secured Creditor shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Guarantor or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Secured Creditor and waives, to the extent permitted by applicable law, any claim based upon such action, even if such action by such Secured Creditor shall result in a full or partial loss of any rights of subrogation that each Guarantor might otherwise have had but for such action by such Secured Creditor. Any election of remedies that results in the denial or impairment of the right of any Secured Creditor to seek a deficiency judgment against any Guarantor shall not impair any other Guarantor’s obligation to pay the full amount of the Secured Obligations. In the event any Secured Creditor shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Secured Creditor may bid all or less than the amount of the Secured Obligations and the amount of such bid need not be paid by such Secured Creditor but shall be credited against the Secured Obligations. The amount of the successful bid at any such public sale, whether such Secured Creditor or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Secured Obligations shall be conclusively deemed to be the amount of the Secured Obligations guaranteed under this Section 2, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Secured Creditor might otherwise be entitled but for such bidding at any such sale.

2.08.        Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 2 shall be limited to an amount not to exceed as of any date of determination the amount that could be claimed by the Agent and the Lender from such Guarantor under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under Section 2.09.

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2.09.        Contribution with Respect to Guaranty Obligations.

  (a)      To the extent that any Guarantor shall make a payment under this Section 2.09 of all or any of the Secured Obligations which it has agreed to guarantee pursuant hereto (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Secured Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the time that all Secured Obligations are Fully Satisfied, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

  (b)      As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under this Section 2 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

  (c)      This Section 2.09 is intended only to define the relative rights of Guarantors and nothing set forth in this Section 2.09 is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.01. Nothing contained in this Section 2.09 shall limit the liability of Borrower to pay the Loans and accrued interest, fees and expenses with respect thereto for which Borrower shall be primarily liable.

  (d)      The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

  (e)      The rights of the indemnifying Guarantors against other Loan Parties under this Section 2.09 shall be exercisable at such time as all Secured Obligations are Fully Satisfied.

Section 3.              Grant of Security Interest.

Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Creditors, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has, or at any time in the future may acquire, any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

a.            all Accounts;

b.            all Chattel Paper, including tangible chattel paper and electronic chattel paper;

c.            all Goods;

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d.            all Documents;

e.            all Equipment;

f.             all Fixtures;

g.            all General Intangibles, including all Payment Intangibles;

h.            all Instruments;

i.             all Intellectual Property;

j.             all Inventory;

k.            all Investment Property;

l.             all Leases;

m.           all Letter-of-Credit Rights;

n.            all money;

o.            all Supporting Obligations;

p.            all tort claims, including Commercial Tort Claims;

q.            all Deposit Accounts, all claims now or hereafter arising therefrom, all funds now or hereafter held therein, all amounts now or hereafter credited thereto and all certificates and instruments, if any, from time to time representing or evidencing such bank accounts;

r.             all other property not otherwise described above; and

s.            all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Any of the foregoing to the contrary notwithstanding (a) the “Collateral” shall not include, and the security interest granted herein shall not attach to, any asset subject to a rule of law, statute or regulation (including a permit, license or franchise), where the grant of such security interest would invalidate or constitute a breach or violation of any such rule of law, statute or regulation, provided that the limitation set forth in this sentence shall (i) exist only for so long as such rule of law, statute or regulation, continues to be effective (and, upon the cessation, termination, expiration of such rule of law, statute or regulation, or if any such rule of law, statue or regulation is no longer applicable, the security interest granted herein shall be deemed to have automatically attached to such asset), and (ii) not apply with respect to any asset if and to the extent that the security interest in and to such asset granted in this Security Agreement is permitted under Section 9-406, 9-407, 9-408, or 9-409 of the UCC, and (b) in the case of a Subsidiary that is a CFC, in no event shall the “Collateral” include more than sixty-five percent (65%) of the total outstanding voting stock of such Subsidiary that is a CFC.

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Section 4.              Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any applicable jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as “all assets” of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Each Grantor agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 5.              Relation to Intellectual Property Security Agreements. Concurrently herewith the Grantor is executing and delivering to the Agent for recording in the PTO the Patent Security Agreement and the Trademark Security Agreement. As of the Closing Date the Grantors hold no Copyrights or applications in respect thereof that are registered with the Copyright Office. The provisions of any current or any future Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement are supplemental to the provisions of this Agreement. Nothing contained in any current or future Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement shall derogate from any of the rights or remedies of any Secured Creditor hereunder, nor shall anything contained in any such current or future Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement be deemed to prevent or extend the time of attachment or perfection of any Security Interest in such Collateral created hereby.

Section 6.              Representations and Warranties. To induce the Agent and the Lender to enter into the Credit Agreement and to induce the Lender to make its extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Creditors that:

6.01.        Grantors’ Legal Status. (a) Such Grantor is an organization as set forth in the Perfection Certificate; (b) such organization is of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate sets forth such Grantor’s correct organizational identification number or accurately states that such Grantor has none.

6.02.        Grantors’ Legal Names. Such Grantor’s exact legal name is that set forth in the Perfection Certificate and on the signature page hereof.

6.03.        Grantors’ Locations. The Perfection Certificate sets forth such Grantor’s place of business or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Such Grantor’s place of business or (if it has more than one place of business) its chief executive office is located in a jurisdiction that has adopted the UCC or whose laws generally require that information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the Collateral.

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6.04.        Representations in the Credit Agreement. The representations and warranties set forth in Section 5 of the Credit Agreement and as otherwise made by such Grantor in each other Loan Document to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Secured Creditors shall be entitled to rely on each of them as if they were fully set forth herein.

6.05.        Title to Collateral. The Collateral of such Grantor is owned by such Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreement. Such Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other Applicable Laws covering any of its Collateral, (b) any assignment (other than pursuant to an assignment or disposition permitted by the Credit Agreement) in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the PTO or the Copyright Office or (c) any assignment (other than pursuant to an assignment or disposition permitted by the Credit Agreement) in which such Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, with respect to Liens expressly permitted pursuant to the Credit Agreement.

6.06.        Nature of Collateral. None of the Collateral of such Grantor constitutes, or is the proceeds of, farm products and none of the Collateral has been purchased or will be used by such Grantor primarily for personal, family or household purposes, and as of the Closing Date, except as indicated in the Perfection Certificate, and as of any date of any Perfection Supplement, except as indicated in such Perfection Supplement or in the Perfection Certificate:

  (a)      none of the account debtors or other persons obligated on any of the Collateral of such Grantor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

  (b)      such Grantor holds no commercial tort claims that it has asserted against any other Person;

  (c)      such Grantor has no deposit accounts or other bank accounts;

  (d)      such Grantor owns no motor vehicles;

  (e)      such Grantor has no securities accounts or securities entitlements or commodities accounts or commodities contracts;

  (f)      such Grantor holds no interest in, title to or power to transfer, any registered Patents, registered Trademarks, registered Copyrights or material inbound licenses (other than off-the-shelf software and open source technology).

6.07.         Compliance with Laws. Such Grantor has at all times operated its business in compliance with all applicable federal, state and local laws and regulations, except as could not reasonably be expected to have a Material Adverse Effect.

6.08.        Validity of Security Interest. (a) The Security Interest granted by each Grantor constitutes, to the extent possible under Applicable Law, a legal and valid security interest in all of the Collateral of such Grantor securing the payment and performance of the Secured Obligations and (b) upon the filing of financing statements describing the Collateral in the offices listed on the Perfection Certificate, the recording in the PTO of the Patent Security Agreement and Trademark Security Agreement, and the taking of all applicable actions in respect of perfection contemplated by Sections 7.06, 7.07, 7.08, 7.10, 7.11 and 7.12 in respect of Collateral, the Security Interest will be valid, enforceable and perfected in all Collateral of such Grantor. The Security Interest is and shall be prior to any other Lien on the Collateral, other than Liens expressly permitted to be prior to the Security Interest under the Credit Agreement.

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6.09.        Perfection Certificate; Intellectual Property Filings.

  (a)      All information set forth on the Perfection Certificate is, and all information set forth on each Perfection Supplement shall be, true, accurate and complete.

  (b)      As of the Closing Date, a fully executed Patent Security Agreement and Trademark Security Agreement containing a description of all Collateral of such Grantor consisting of United States Patents and United States registered Trademarks (and Patents and Trademarks for which United States registration applications are pending) have been delivered to the Agent for recording by the PTO.

6.10.        Investment Property.

  (a)      The shares of Pledged Stock pledged by such Grantor hereunder, if any, constitute all of the issued and outstanding shares of all classes of the capital stock or other equity interests of each Issuer owned by such Grantor, except as otherwise indicated in Schedule 10(b) of the Perfection Certificate.

  (b)      All the shares of the Pledged Stock pledged by such Grantor have been duly and validly issued, and are fully paid and non-assessable.

  (c)      Other than with respect to the limited liability company interests of CareView Operations, L.L.C., a Texas limited liability company and an Issuer hereunder, the terms of any uncertificated limited liability company interests and partnership interests in any limited liability company or partnership organized under the laws of the United States or any state thereof, included in the Pledged Stock expressly provide that they are securities governed by Article 8 of the UCC in effect from time to time in the “issuer’s jurisdiction” of each Issuer thereof (as such term is defined in the UCC in effect in such jurisdiction).

  (d)      Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Security Interest created by this Agreement.

6.11.        Accounts. (i) Each account of such Grantor is genuine and in all material respects what they purport to be, (ii) each account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered or to be rendered by such Grantor to the account debtor named therein, (iii) no material account of such Grantor is evidenced by any instrument or chattel paper other than any such instrument or chattel paper that has been theretofore endorsed over, assigned and delivered to, or submitted to the control of, the Agent (accompanied by such instruments of transfer and assignment duly executed in blank as the Agent may from time to time specify), and (iv) no surety bond was required or given in connection with any account of such Grantor or the contracts or purchase orders out of which they arose and the right to receive payment under each account is assignable.

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6.12.        Equipment and Inventory. With respect to any material equipment and/or material inventory of such Grantor, each such Grantor has exclusive possession and control of such equipment and inventory of such Grantor except for (i) equipment leased by such Grantor as a lessor permitted by Section 7.1(b) of the Credit Agreement, (ii) equipment or inventory in transit with common or other carriers or (iii) as disclosed under Section 7(c) of the Perfection Certificate. No material inventory is held by such Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

Section 7.              Covenants. Until such time as the Collateral is released pursuant to Section 19.16 hereof, each Grantor covenants and agrees with the Agent, in each case at such Grantor’s own cost and expense, as follows.

7.01.        Grantors’ Legal Status. Such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure except upon not less than ten (10) days’ prior written notice to the Agent.

7.02.        Grantors’ Names. Such Grantor shall not change its name except upon not less than ten (10) days’ prior written notice to the Agent.

7.03.        Grantors’ Organizational Numbers. Without providing at least ten (10) days’ prior written notice to the Agent, such Grantor shall not change its organizational identification number if it has one. If such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify the Agent of such organizational identification number promptly upon obtaining such identification number.

7.04.        Locations. Without providing at least twenty (20) days’ prior written notice to the Agent, such Grantor shall not change its place of business or (if it has more than one place of business) its chief executive office and shall promptly notify the Agent of any new location where books and records of  Holdings, the Borrower or a Subsidiary thereof are maintained that is not set forth on a Perfection Certificate or Perfection Supplement.

7.05.        Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries under the Credit Agreement.

7.06.        Promissory Notes and Tangible Chattel Paper. If such Grantor shall at any time hold or acquire any promissory note with a face value in excess of $100,000, such Grantor shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify to be held by the Agent as Collateral pursuant to this Agreement. Upon the request of the Agent, each Grantor shall promptly endorse, assign and deliver to the Agent any tangible chattel paper (or any other instrument (other than checks received in the ordinary course of business) evidencing any account of such Grantor) held by such Grantor, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify to be held by the Agent as Collateral pursuant to this Agreement.

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7.07.        Deposit Accounts. For each deposit account that such Grantor at any time opens or maintains, such Grantor shall comply with the provisions of Section 7.12 of the Credit Agreement.

7.08.        Investment Property.

  (a)      If any of the Collateral shall be or become evidenced or represented by an uncertificated security, such Grantor shall cause the Issuer thereof either (i) to register the Agent as the registered owner of such uncertificated security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Agent that such Issuer will comply with instructions with respect to such uncertificated security originated by the Agent without further consent of such Grantor, such agreement to be in such form as the Agent shall approve.

  (b)      If any of the Collateral shall be or become evidenced or represented by a security entitlement, such Grantor shall cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Agent as having such security entitlement against such securities intermediary or (ii) to agree in writing with such Grantor and the Agent, including pursuant to a Control Agreement in accordance with Section 7.12 of the Credit Agreement, that such securities intermediary will comply with entitlement orders originated by the Agent without further consent of such Grantor, such agreement to be in such form as the Agent shall approve.

  (c)      If any of the Collateral shall be or become evidenced or represented by a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in writing with such Grantor and the Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Agent without further consent of such Grantor, such agreement to be in such form as the Agent shall approve.

  (d)      If any of the Collateral shall be or become evidenced or represented by or held in a securities account or a commodity account, such Grantor shall, in the case of a securities account, comply with clause (b) of this Section 7.08 with respect to all security entitlements carried in such securities account and, in the case of a commodity account, comply with clause (c) of this Section 7.08 with respect to all commodity contracts carried in such commodity account.

  (e)      If such Grantor shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock or other equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Creditors, hold the same in trust for the Secured Creditors and deliver the same forthwith to the Agent in the exact form received, duly endorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

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  (f)      Subject to Section 7.08(h) hereof, such Grantor shall be entitled:

(i)           to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof and of the Credit Agreement, the voting power with respect to the Pledged Stock of such Grantor, and for that purpose the Agent shall (if any Pledged Stock shall be registered in the name of the Agent or its nominee) execute or cause to be executed from time to time, at the expense of such Grantor, such proxies or other instruments in favor of such Grantor or its nominee, in such form and for such purposes as shall be reasonably required by such Grantor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Stock; and

(ii)           except as otherwise provided in paragraphs (g) and (h) of this Section 7.08, to receive and retain for its own account any and all payments made in respect of the Pledged Securities to the extent such are permitted pursuant to the terms of the Credit Agreement.

  (g)      Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

  (h)      Upon the occurrence and during the continuance of any Event of Default, all rights of such Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7.08(f)(i) hereof and to receive the payments pursuant to Section 7.08(f)(ii) hereof shall cease, and thereupon the Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all such payments any time declared or paid upon any of the Pledged Securities during such an Event of Default and otherwise to act with respect to the Pledged Securities as outright owner thereof.

  (i)      At any time and from time to time during the continuance of an Event of Default, subject to Applicable Law, the Agent may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

  (j)      Without the prior written consent of the Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except pursuant to a transaction permitted by the Credit Agreement); (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Security Interests created by this Agreement and except for Permitted Liens; or (iii) enter into any agreement or undertaking expressly restricting the foreclosure of the Agent’s Security Interest in any of the Investment Property or Proceeds thereof or any interest therein.

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  (k)      In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 7.08(e) or Section 7.08(g) with respect to the Pledged Securities issued by it, and (iii) the terms of Section 13.04(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it with respect to the Pledged Securities issued by it. Each Grantor which is an Issuer consents to the grant of a Security Interest in capital stock or other equity interests of such Issuer and the exercise of rights by the Agent in respect of such capital stock or other equity interests, including (to the extent permitted hereunder) the foreclosure thereon, and the Agent, its nominee or transferee becoming a partner or member of any such Issuer that is a partnership or limited liability company.

  (l)      If the organizational documents of any Issuer of Pledged Securities restrict the transfer of such Pledged Securities, each such Issuer shall deliver to the Agent all consents required to authorize the transfer of such Pledged Securities to the Agent or its nominee, or to a third-party transferee upon the exercise by the Agent of it rights and remedies hereunder.

7.09.        Collateral in the Possession of a Bailee. If any goods with a book value in excess of $100,000 with respect to each location in the United States where any Collateral is stored or located (other than hospital or acute care sites on which CareView Systems are installed) are at any time in the possession of a bailee, such Grantor shall promptly notify the Agent thereof and, if requested by the Agent, shall promptly obtain an acknowledgement from such bailee, in form and substance reasonably satisfactory to the Agent, that such bailee holds such Collateral for the benefit of the Secured Creditors.

7.10.        Electronic Chattel Paper and Transferable Records. If such Grantor shall at any time hold or acquire interests in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent shall arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for such Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

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7.11.        Letter-of-Credit Rights. If such Grantor shall at any time be beneficiaries under one or more letters of credit, such Grantor shall promptly notify the Agent thereof and, at the request and option of the Agent, such Grantor shall either (a) arrange, for the issuer and any nominated person with respect to such letter of credit to consent, pursuant to an agreement or other authenticated record with and in such form and in substance satisfactory to the Agent, to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (b) arrange for the Agent to become the transferee beneficiary of the letter of credit.

7.12.        Commercial Tort Claims. If such Grantor shall at any time hold or acquire a commercial tort claim that it has asserted against any other Person having a value in excess of $100,000, such Grantor shall notify the Agent, promptly and in any case within five (5) business days, in a writing signed by such Grantor of the brief details thereof and grant to the Agent for the benefit of the Secured Creditors in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

7.13.        Intellectual Property.

  (a)      Except in any respect that would not materially impair the right, power, authority and ability of any Grantor to use its intellectual property as necessary or convenient for the profitable conduct of their businesses and would not reasonably be expected to have a Material Adverse Effect:

(i)           Such Grantor (either itself or through licensees) will (A) continue to use each material Trademark on each and every trademark class of goods in the ordinary course of business in order to maintain such Trademark in full force free from any claim of abandonment for non-use in any class of goods for which registration was obtained, (B) maintain in the ordinary course of business the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of Applicable Law, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(ii)           Without the prior written consent of the Agent, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(iii)           Such Grantor (either itself or through licensees) (A) will employ each material Copyright and (B) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

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(iv)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(v)           Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright included in the Intellectual Property.

(vi)           Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the PTO and the Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(vii)           Such Grantor (either itself or through licensees) will not, without the prior written consent of the Agent, discontinue use of or otherwise abandon any Intellectual Property or abandon any right to file an application for letters patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect, and, in which case, such Grantor shall give prompt notice of any such abandonment to the Agent in accordance herewith.

(viii)           In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (A) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (B) if such infringement, misappropriation or dilution has or would reasonably be expected to have a material negative effect on revenue, promptly notify the Agent after it learns thereof and sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

(ix)           Such Grantor will do all things that are necessary and proper within such Grantor’s power and control to keep each license of Intellectual Property held by such Grantor as licensee or licensor in full force and effect except to the extent that (A) such Grantor has reasonably determined that the failure to keep any such license in full force and effect could not be reasonably expected to have a Material Adverse Effect or (B) any such license would expire by its terms or is terminable at will by a Person other than Grantor.

(x)           Such Grantor shall not sell, transfer, dispose of, convey or license any of its Intellectual Property other than as permitted by Section 7.4(b) of the Credit Agreement.

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(xi)           Such Grantor shall maintain all of its rights to its domain names in full force and effect, other than any, the loss of which could not reasonably be expected to result in a Material Adverse Effect.

  (b)      Such Grantor will notify the Agent promptly and in any case within five (5) business days if it knows (i) that any registration relating to any material Intellectual Property has been or could reasonably be expected to be forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same or (ii) of any, or any claim by any Person of any, default or event of default, or of the termination of any rights, in each case under any contract or agreement with respect to Intellectual Property, including any IP License, to which such Grantor is a party.

  (c)      Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the PTO, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Secured Creditors’ Security Interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

  (d)      Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Intellectual Property that constitutes Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto; (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral; and (iii) within five (5) Business Days after such acquisition occurs, such Grantor shall provide the Agent with an amended Perfection Certificate and amended schedules to the applicable Intellectual Property Security Agreement reflecting the acquisition of such After-Acquired Intellectual Property. Such Grantor authorizes the Agent to modify this Agreement by amending the Perfection Certificate and to modify the schedules to the applicable Intellectual Property Security Agreement if such Grantor fails to provide the Agent with satisfactory amended schedules hereto or thereto within the time period required hereunder (and will cooperate with the Agent in effecting any such amendment) to include any After-Acquired Intellectual Property which becomes part of the Intellectual Property that constitutes Collateral under this Section 7.13(d), and to record any such modified agreement with the PTO, the Copyright Office, or any other applicable Governmental Authority.

  (e)      Such Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and hereby indemnifies and holds the Secured Creditors harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted or sold by such Grantor (or any affiliate or subsidiary thereof) in connection with such Intellectual Property or out of the manufacture, promotion, labeling, sale or advertisement of any such product by such Grantor (or any affiliate or subsidiary thereof), except for any claim, suit, loss, damage or expense arising solely from the gross negligence or willful misconduct of a Secured Creditor as finally determined in a non-appealable judgment by a court of competent jurisdiction.

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  (f)      Such Grantor agrees to execute one or more applicable Intellectual Property Security Agreements with respect to its Intellectual Property in order to record the Security Interest granted herein to the Agent for the ratable benefit of the Secured Creditors with the PTO, the Copyright Office, and any other applicable Governmental Authority within the time period set forth in Section 6.7(d) of the Credit Agreement.

7.14.        Maintenance of Collateral; Compliance with Laws. Such Grantor shall keep the Collateral provided by it in good order and repair and shall not use the same in violation of any law to the extent that such violation could reasonably be expected to have a Material Adverse Effect.

7.15.        Dispositions of Collateral. Such Grantor shall not sell or otherwise dispose, or offer to sell or otherwise dispose, the Collateral or any interest therein except for dispositions expressly permitted by the Credit Agreement.

7.16.        Maintenance of Insurance. Such Grantor, at its sole cost and expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral provided by it in accordance with the Credit Agreement.

7.17.        Periodic Certification. Concurrently with the delivery of each Compliance Certificate, such Grantor shall deliver to the Agent a supplemental perfection certificate (each, a “Perfection Supplement”) executed by such Grantor setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 7.17.

7.18.        Other Actions as to any and all Collateral. Such Grantor further agrees to take any other action reasonably requested by the Agent to insure the attachment, perfection and first priority (subject to Permitted Liens) of, and the ability of the Agent to enforce, the Security Interest in any and all of the Collateral provided by such Grantor including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that such Grantor’s signature thereon is required therefor; (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Security Interest in such Collateral; (c) complying with any provision of any statute, regulation or treaty of the United States of America as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Agent to enforce, the Security Interest in such Collateral; (d) obtaining governmental and other third-party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on such Collateral; (e) obtaining waivers from mortgagees, bailees, landlords and any other person who has possession of or any interest in any Collateral or any real property on which any such Collateral may be located, in form and substance satisfactory to the Agent; (f) providing to the Agent “control” over such Collateral, to the extent that perfection can only be achieved under the UCC by control or where obtaining perfection by control provides more protection to the Secured Creditors that perfection by filing a financing statement; and (g) taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; provided, however, that nothing contained in clause (d) or (e) shall require such Grantor to pay any consideration (other than any governmental application, processing, filing or recording fees) in order to obtain any consent or waiver referred to in such clauses.

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7.19.        Treatment of Accounts. No Grantor shall grant or extend the time for payment of any material account, or compromise or settle any account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business.

7.20.        Federal, State or Municipal Claims. Such Grantor shall, within five (5) Business Days, notify Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof having a value in excess of $100,000, the assignment of which claim is restricted by federal, state or municipal law.

Section 8.              Inspection and Verification. The Agent and such Persons as the Agent may designate shall have the right, to inspect the Collateral of such Grantor, all records related thereto (and to make extracts and copies from such records for purposes of conducting an audit) and the premises upon which any of the Collateral of such Grantor is located, and to discuss such Grantor’s affairs with the directors or officers and independent auditor, if any, of such Grantor, (i) in the absence of an Event of Default, upon reasonable prior notice and at reasonable times during business hours of such Grantor and (ii) otherwise, at any time as the Agent shall decide in its sole discretion, in all respects in accordance with Section 6.2(b) of the Credit Agreement.

Section 9.              Collateral Protection Expenses; Preservation of Collateral.

9.01.        Expenses Incurred by the Agent. In its discretion, the Agent may, if the relevant Grantor fails to do so, discharge taxes and other encumbrances at any time levied or placed on any material portion of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Each Grantor agrees to reimburse the Agent on demand for any and all expenditures so made, and all sums disbursed by the Agent in connection with this Section 9.01, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Agent shall bear interest at the per annum rate specified in Section 17 and shall constitute additional Secured Obligations. The Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve any Grantor of any default.

9.02.        Agent’s Obligations and Duties.

  (a)      Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract or agreement comprised in the Collateral required to be observed or performed by such Grantor. Neither the Agent nor any other Secured Creditor shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any other Secured Creditor of any payment relating to any of the Collateral, nor shall the Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any other Secured Creditor in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or any other Secured Creditor or to which the Agent or any other Secured Creditor may be entitled at any time or times.

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  (b)      The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

  (c)      Neither the Agent, nor any other Secured Creditor nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Creditors hereunder are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon any Secured Creditor to exercise any such powers. The Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from their respective gross negligence or willful misconduct.

  (d)      Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the other Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

9.03.        Duties as to Pledged Securities.

  (a)      With respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Securities (herein called “Events”), any duty in connection therewith imposed on the Agent by Applicable Law shall be fully satisfied if:

(i)           the Agent exercises reasonable care to ascertain the occurrence and to give reasonable notice to the applicable Grantor of any Events applicable to any Pledged Securities that are registered and held in the name of Agent or its nominee;

(ii)           the Agent gives the applicable Grantor reasonable notice of the occurrence of any Events of which the Agent has received actual knowledge, which Events are applicable to any securities that are in bearer form or are not registered and held in the name of the Agent or its nominee (each Grantor agreeing to give the Agent reasonable notice of the occurrence of any Events of which such Grantor has knowledge, which Events are applicable to any securities in the possession of the Agent); and

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(iii)           the Agent endeavors to take such action with respect to any of the Events as the applicable Grantor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if the Agent reasonably believes that the action requested would adversely affect the value of the Pledged Securities as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of any Secured Creditor, the Agent gives reasonable notice to such Grantor that any such requested action will not be taken and, if the Agent makes such determination or if such Grantor fails to make such timely request, the Agent takes such other action as it reasonably deems advisable in the circumstances.

  (b)      Except as hereinabove specifically set forth, neither the Agent nor any other Secured Creditor shall have any further obligation to ascertain the occurrence of, or to notify any Grantor with respect to, any Events and shall not be deemed to assume any such further obligation as a result of the establishment by the Agent or any other Secured Creditor of any internal procedures with respect to any securities in its possession, nor shall the Agent or any other Secured Creditor be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Securities or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Grantor’s rights in the Pledged Securities or against any prior parties thereto, but the same shall be at such Grantor’s sole risk and responsibility at all times.

  (c)      Nothing contained in this Section 9.03 shall be deemed to create any obligation in respect of Events on the Agent, the purpose of this Section 9.03 being solely to provide standards, in the event that Applicable Law imposes any obligations on the Agent as to Events.

Section 10.            Securities and Deposits. Without limitation of Section 7.08, but subject to Section 7.08(i), the Agent may at any time at its option, transfer to itself or any nominee any securities constituting Collateral, and, subject to Section 7.08(f)(ii), receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. The Agent may, after the occurrence and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Secured Obligations, any deposits or other sums at any time credited by or due from the Agent or any other Secured Creditor to any Grantor may at any time be applied to or set off against any of the Secured Obligations whether or not due and owing after the occurrence and during the continuance of an Event of Default.

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Section 11.            Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, each Grantor shall, at the request of the Agent, notify account debtors and other persons obligated on any of the Collateral of such Grantor of the Security Interest in any account, chattel paper, General Intangible, instrument or other claims constituting such Collateral and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent’s agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon any Grantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, chattel paper, General Intangibles, instruments and other claims constituting Collateral received by the Grantor as trustee for the Secured Creditors without commingling the same with other funds of the Grantor and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Without limitation of the foregoing, during the continuation of an Event of Default (1) the Agent shall have the right, but not the obligation, to make test verifications of the accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Agent may require in connection with such test verifications, and (2) the Agent in its own name or in the name of others may communicate with account debtors on the accounts to verify with them to the Agent’s satisfaction the existence, amount and terms of any accounts. The Agent may apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other claims constituting Collateral received by the Agent or any other Secured Creditor to the Secured Obligations or hold such proceeds as additional Collateral, at the option of the Agent. The provisions of Section 9-209 of the UCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor or other persons obligated on the Collateral, whether under this Section 11, Section 12 or Section 13.

Section 12.            Power of Attorney.

12.01.      Appointment and Powers of Agent. Upon the occurrence and during the continuation of an Event of Default, each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

  (a)           in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

  (b)      in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Agent may request to evidence the Security Interest in such Intellectual Property, and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

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  (c)      pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or provide any insurance and pay all or any part of the premiums therefor and the costs thereof;

  (d)      execute, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

  (e)      exercise all rights of such Grantor as owner of the Pledged Securities or as party to any partnership, limited liability company or similar agreement, including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings and exercise all voting and consent rights with respect to the Pledged Securities;

  (f)      (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

  (g)      to the extent that such Grantor’s authorization given in Section 4 is not sufficient, to file such financing statements or similar documents under the laws of any jurisdiction with respect hereto, with or without such Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement or such other document, as the Agent may deem appropriate and to execute in such Grantor’s name such financing statements, other such documents and amendments thereto and continuation statements which may require such Grantor’s signature.

Anything in this Section 12.01 to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 12.01 (other than under paragraph (g) of this Section 12.01) unless an Event of Default shall have occurred and be continuing.

12.02.      Failure of Grantor to Perform. If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

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12.03.      Expenses of Attorney-in-Fact. The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 12, together with interest thereon at a rate per annum equal to the Default Rate, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

12.04.      Ratification by Grantor. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 12. This power of attorney is a power coupled with an interest and is irrevocable.

12.05.      No Duty on Agent. The powers conferred on the Agent, its directors, officers and agents pursuant to this Section 12 are solely to protect the Secured Creditors’ interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Each Secured Creditor shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for such Secured Creditor’s own gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

Section 13.             Remedies.

13.01.      Default. Grantors shall be in default under this Agreement (a) whenever any Event of Default has occurred and is continuing (and each of the Grantors shall thereupon be in default hereunder without regard to whether or to what degree any Grantor individually may have caused, participated in, or had any knowledge of the occurrence of such Event of Default) and (b) at all times after any Loan has become due and payable and remains unpaid beyond any applicable grace period, whether at maturity, upon acceleration pursuant to the Credit Agreement or otherwise.

13.02.      Remedies Upon Default. At any time when any Grantor is in default under this Agreement as set forth in Section 13.01, the Agent may exercise and enforce, in any order, (i) each and all of the rights and remedies available to a secured party upon default under the NYUCC or any other applicable UCC or other Applicable Law, (ii) each and all of the rights and remedies available to it under the Credit Agreement or any other Loan Document, and (iii) each and all of the following rights and remedies:

  (a)      Collection Rights. Without notice to any Grantor or any other Loan Party, the Agent may notify any or all account debtors and obligors on any accounts, instruments, general intangibles or other claims constituting Collateral of the Secured Creditors’ Security Interests therein and may direct, demand and enforce payment thereof directly to the Agent. The provisions of Section 9-209 of the NYUCC shall not apply to any account, chattel paper or payment intangible as to which notification of assignment has been sent to the account debtor.

  (b)      Taking Possession. The Agent may (i) enter upon any and all premises owned or leased by any Grantor where Collateral is located (or believed by the Agent to be located), with or (to the fullest extent permitted by law) without judicial process and without any obligation to pay rent; (ii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate; (iii) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any Grantor’s equipment for the purpose of completing any work in process or otherwise preparing the Collateral for sale or selling or otherwise transferring the Collateral; (iv) take possession of all items of Collateral that are not then in its possession, either upon such premises or by removal from such premises; and (v) require any Grantor or the Person in possession thereof to deliver such Collateral to the Agent at one or more locations designated by the Agent and reasonably convenient to it and each Grantor owning an interest therein.

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  (c)      Foreclosure. The Agent may sell, lease, license or otherwise dispose of or transfer any or all of the Collateral or any part thereof in one or more parcels at public sale or in private sale or transaction, on any exchange or market or at the Agent’s offices or on any Grantor’s premises or at any other location, for cash, on credit or for future delivery, and may enter into all contracts necessary or appropriate in connection therewith, without any notice whatsoever unless required by law. Where permitted by law, one or more of the Secured Creditors may be the purchasers at any such sale and in such event, the Secured Creditors bidding at such sale may bid part or all of the Secured Obligations owing to them without necessity of any cash payment on account of the purchase price, even though any other purchaser at such sale is required to bid a purchase price payable in cash. Each Grantor agrees that at least ten (10) calendar days’ written notice to such Grantor of the time and place of any public sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the public sale of any other Collateral), or the time after which any private sale of Collateral owned by it (or, to the extent such Grantor is entitled by law to notice thereof, the private sale of any other Collateral) is to be made, shall be commercially reasonable. For purposes of such notice, to the fullest extent permitted by law (i) each Grantor waives notice of any sale of Collateral owned by any other Grantor and (ii) each Grantor agrees that notice given to the Borrower shall constitute notice given to such Grantor. The giving of notice of any such sale or other disposition shall not obligate the Agent to proceed with the sale or disposition, and any such sale or disposition may be postponed or adjourned from time to time, without further notice.

  (d)      Voting Rights. The Agent may exercise any and all rights of any Grantor as the owner of any Pledged Securities, including, without limitation, voting rights, rights to give or withhold consent under any agreement under which any Pledged Security is issued and all other rights referred to in Section 12.01(e).

  (e)      Use of Intellectual Property. The Agent may, on a royalty-free basis, use and license use of any Trademark, Trade Secret, trade name, trade style, Copyright, Patent, technical knowledge or process or other Intellectual Property owned, held or used by any Grantor in respect of any Collateral as to which any right or remedy of the Agent is exercised or enforced. In addition, the Agent may exercise and enforce such rights and remedies for collection as may be available to it by law or agreement. Each Grantor grants a license pursuant to Section 13.03 in connection therewith.

  (f)      Use of Collateral. With respect to any Collateral in the possession of the Agent or any other Secured Creditor, or a bailee or other third party holding on its behalf, the Agent or such other Secured Creditor may use or operate such Collateral in any manner and to the extent determined by the Agent or such Secured Creditor.

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  (g)      Appointment of Receiver. Without limiting any other right or remedy of the Agent in this Agreement, upon the occurrence and during the continuance of any Event of Default, the Agent may by instrument in writing appoint any person as a receiver of all or any part of the Collateral of each applicable Grantor. The Agent may from time to time remove or replace a receiver, or make application to any court of competent jurisdiction for the appointment of a receiver. Any receiver appointed by the Agent shall (for purposes relating to responsibility for the receiver’s acts or omissions) be considered to be the agent of each applicable Grantor. The Agent may from time to time fix the receiver’s remuneration and the Grantors shall pay the amount of such remuneration to the Agent. The Agent shall not be liable to any Grantor or any other person in connection with appointing or not appointing a receiver or in connection with the receiver’s actions or omissions.

13.03.      Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Agent to exercise rights and remedies under this Section 13 at such time as the Agent shall be lawfully and otherwise entitled to exercise such rights and remedies, each Grantor hereby grants to the Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor to the extent that such Grantor is not legally or contractually prohibited from doing so (Grantor agreeing to use commercially reasonable efforts not to enter into, after the Closing Date, any such contractual prohibition), and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Agent shall be exercised, at the Agent’s option, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure, waiver or other termination of an Event of Default.

13.04.      Waivers by Grantors. Each Grantor hereby irrevocably waives (a) all rights of redemption from any foreclosure sale; (b) the benefit of all valuation, appraisal, exemption and moratorium laws; (c) to the fullest extent permitted by law, all rights to notice or a hearing prior to the exercise by the Agent of its right to take possession of any Collateral, whether by self-help or by legal process and any right to object to the Agent taking possession of any Collateral by self-help; and (d) if the Agent seeks to obtain possession of any Collateral by replevin, claim and delivery, attachment, levy or other legal process, (i) any notice or demand for possession prior to the commencement of legal proceedings, (ii) the posting of any bond or security in any such proceedings, and (iii) any requirement that the Agent retain possession and not dispose of any Collateral until after a trial or final judgment in such proceedings.

13.05.      Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, or then, or at any other time thereafter, applied in full or in part by the Agent against, the Secured Obligations in the following order of priority:

FIRST: to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Agent and its agents and counsel, and all other reasonable expenses, liabilities and advances made or incurred by the Agent in connection therewith, and all amounts for which the Agent is entitled to indemnification hereunder and all reasonable advances made by the Agent hereunder for the account of any Grantor, and to the payment of all reasonable costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 19.09;

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SECOND: to the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) then due and payable in the manner and order provided in the Credit Agreement;

THIRD: to any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC or in accordance with other Applicable Law; and

FOURTH, to the payment to or upon the order of the Grantor entitled thereto, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

13.06.      Surplus; Deficiency. Any surplus proceeds of any sale or other disposition by the Agent of any Collateral remaining after discharge of the Credit Agreement and after all Secured Obligations are Paid in Full and in cash and any payments required by Section 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC are Paid in Full shall be paid over to the Grantor entitled thereto, or to whomever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct, but prior to termination and discharge of the Credit Agreement, such surplus proceeds may be retained by the Agent and held as Collateral until termination and discharge of the Credit Agreement. The Borrower and each other Grantor shall be and remain liable for any deficiency.

13.07.      Information Related to the Collateral. If, during the continuance of an Event of Default, the Agent determines to sell or otherwise transfer any Collateral, each Grantor shall, and shall cause any Person controlled by it to, furnish to the Agent all information the Agent may request that pertains or could pertain to the value or condition of the Collateral or that would or might facilitate such sale or transfer. The Agent shall have the right, notwithstanding any confidentiality obligation or agreement otherwise binding upon it, freely (but not in violation of any law, including federal securities laws) to disclose such information, and any and all other information (including confidential information) pertaining in any manner to the Collateral or the assets, liabilities, results of operations, business or prospects of any Grantor, freely to any Person that the Agent in good faith believes to be a potential or prospective purchaser in such sale or transfer, without liability for any disclosure, dissemination or use that may be made as to such information by any such Person.

13.08.      Sale Exempt from Registration. The Agent shall be entitled at any such sale or other transfer, if it deems it advisable to do so, to restrict the prospective bidders or purchasers to Persons who will provide assurances satisfactory to the Agent that the Collateral may be offered and sold to them without registration under the Securities Act, and without registration or qualification under any other applicable state or federal law. Upon the consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. The Agent may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its good faith judgment or in good faith reliance upon advice of its counsel, to meet the requirements to purchase securities under Regulation D promulgated under the Securities Act (or any other regulation of similar import). If the Agent solicits such offers from such investors, then the acceptance by the Agent of the highest offer obtained from any of them shall be deemed to be a commercially reasonable method of disposition of the Collateral. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Pledged Securities conducted without prior registration or qualification of such Pledged Securities under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Agent by such Grantor pursuant hereto, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable solely because it is a private placement and that Agent shall have no obligation to delay the sale of any Pledged Securities for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Agent determines to exercise its right to sell any or all of the Pledged Securities, upon written request, each Grantor shall and shall cause each issuer of any Pledged Securities to be sold hereunder from time to time to furnish to Agent all such information as Agent may request in order to determine the amount of Pledged Securities which may be sold by Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

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13.09.      Rights and Remedies Cumulative. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers or privileges or remedies provided by law or in equity, or under any other instrument, document or agreement. The Agent may exercise and enforce each right and remedy available to it either before or concurrently with or after, and independently of, any exercise or enforcement of any other right or remedy of the Agent or any other Secured Creditor against any Person or property. All such rights and remedies shall be cumulative, and no one of them shall exclude or preclude any other.

13.10.      No Direct Enforcement by Secured Creditors. The Agent may freely exercise and enforce any and all of its rights and remedies hereunder, for the benefit of the Secured Creditors. Except to the extent the Agent may consent in writing, no Secured Creditor, other than the Agent, shall have any independent right to collect, take possession of, foreclose against or otherwise enforce the Security Interests granted hereby.

Section 14.            Standards for Exercising Remedies.

14.01.      Commercially Reasonable Manner. To the extent that Applicable Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition or to postpone any such disposition pending any such preparation or processing; (b) to fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove any Lien on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 14. Without limiting the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 14.

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14.02.      Standard of Care. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or to protect, preserve, vote or exercise any rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property or if it selects, with reasonable care, a custodian to hold such Collateral on its behalf.

Section 15.            Waivers by Grantor; Obligations Absolute.

15.01.      Specific Waivers. Each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description other than those required pursuant to the Credit Agreement or any other Loan Documents to which such Grantor is a party.

15.02.      Obligations Absolute. All rights of the Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument; (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement other than the prompt and complete performance and payment in full of the Secured Obligations.

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Section 16.            Marshalling. The Agent shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 17.            Interest. Until paid, all amounts due and payable by each Grantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at a rate per annum equal to the Default Rate, from the date of payment by the Agent to the date reimbursed by such Grantor, and such interest shall be payable by such Grantor to the Agent on demand.

Section 18.            Reinstatement. The obligations of each Grantor pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Agent or any other Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Grantor or any other obligor or otherwise, all as though such payment had not been made.

Section 19.            Miscellaneous.

19.01.      Notices. All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement.

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19.02.      GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Each Grantor hereby appoints CT Corporation as such Grantor’s agent where notices and demands to or upon such Grantor in respect of this Agreement or any other Loan Document may be served (without prejudice to the right of Agent or Lender to serve process in any other manner permitted by law). If for any reason such process agent is unable to act as such, such Grantor will within 30 days appoint a substitute process agent located in the State of New York and give notice of such appointment to Agent.

19.03.      WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

19.04.      Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

19.05.      Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

19.06.      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

19.07.      Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

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19.08.      Survival of Agreement. All representations, warranties and agreements made by or on behalf of any Grantor or any other Loan Party in this Agreement and in the other Loan Documents shall survive the execution and delivery hereof or thereof and the making and repayment of the Loans. In addition, notwithstanding anything herein or under Applicable Law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, the provisions of Sections 3.1, 3.2, 3.3, 3.4, 10.3 and 10.4 of the Credit Agreement, shall survive the Payment in Full of the Loans, the termination of the Commitments and any termination of this Agreement or any of the other Loan Documents.

19.09.      Fees and Expenses; Indemnification.

  (a)      The Grantors, jointly and severally, agree to pay within five (5) Business Days of receipt of a reasonably detailed invoice (a) all reasonable out-of-pocket and documented costs and expenses of the Secured Creditors (including Legal Costs) in connection with the administration (including perfection and protection of Collateral subsequent to the Closing Date) of this Agreement, the Credit Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any proposed or actual amendment, supplement or waiver to any Loan Document), and (b) all out-of-pocket costs and expenses (including Legal Costs) incurred by the Secured Creditors in connection with the collection of the Obligations and enforcement of this Agreement, the Credit Agreement, the other Loan Documents or any such other documents (including any such costs and expenses incurred in connection with the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral).

  (b)      Each Grantor agrees to pay, and to save the Secured Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.4 of the Credit Agreement.

  (c)      The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

  (d)      Each Grantor agrees that the provisions of Section 3.1 of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and each Secured Creditor shall be entitled to rely on each of them as if they were fully set forth herein.

19.10.      Binding Effect; Several Agreement. This Agreement is binding upon each Grantor and the Secured Creditors and their respective successors and permitted assigns, and shall inure to the benefit of the Grantors, the Secured Creditors and their respective successors and permitted assigns, except that no Grantor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein, except as specifically permitted by the Credit Agreement, without the prior written consent of the Agent (and any such assignment or transfer shall be void).

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19.11.      Waivers; Amendment.

  (a)      No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Creditors hereunder and of the Secured Creditors under the Credit Agreement and other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such or any other Grantor to any other or further notice or demand in similar or other circumstances.

  (b)      Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and each affected Grantor; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Agent in a written instrument executed by the Agent in accordance with Section 10.1 of the Credit Agreement.

19.12.      Set Off. Each Grantor hereby irrevocably authorizes each Secured Creditor at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Creditor to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Creditor may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Creditor hereunder and claims of every nature and description of such Secured Creditor against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Creditor may elect, whether or not any Secured Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Creditor shall notify such Grantor promptly of any such set-off and the application made by such Secured Creditor of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Creditor under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Creditor may have.

19.13.      Integration. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

19.14.      Acknowledgments. Each Grantor hereby acknowledges that:

  (a)      it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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  (b)      no Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

  (c)      no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.

19.15.      Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.7 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Joinder Agreement in the form of Annex I hereto and shall concurrently therewith deliver to the Agent any other Collateral Documents as required by the Credit Agreement.

19.16.      Releases.

  (a)      Notwithstanding anything to the contrary contained in the Credit Agreement, herein or in any other Loan Document, upon request of the Borrower in connection with any disposition of Property permitted by the Loan Documents, the Agent shall (without notice to or vote or consent of any other Secured Creditor) take such actions as shall be required to release the Security Interest in any Collateral being disposed of in such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents; provided that the Borrower shall have delivered to the Agent, at least three (3) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being disposed of in such disposition and the terms of such disposition in reasonable detail, including the date thereof, the price thereof and any estimated expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the proceeds of such disposition will be applied in accordance with the Credit Agreement and the other Loan Documents.

  (b)      At the request and sole expense of the Borrower, a Grantor (other than the Borrower) shall be released from its obligations hereunder in the event that all the capital stock or other equity interests of such Grantor shall be disposed of in a transaction permitted by the Credit Agreement; provided that such the Borrower shall have delivered to the Agent, at least three (3) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such disposition will be applied in accordance therewith.

  (c)      At such time as all Secured Obligations are Fully Satisfied, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request of any Grantor following any such termination, Agent shall deliver to such Grantor any Collateral of such Grantor held by Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all at the sole expense of such Grantor.

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19.17.      Intercompany Debt.

  (a)      Each Grantor hereby agrees that any intercompany Debt or other intercompany payables or receivables directly or indirectly made by or owed to such Grantor by any other Grantor (collectively, “Intercompany Debt”), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Secured Obligations. Each Grantor hereby agrees that following a single written notice to the Borrower from Agent, such Grantor will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until all Secured Obligations have been Fully Satisfied and the Commitments have been terminated, in each case, except with the prior written consent of the Agent.

  (b)      In the event that any payment on any Intercompany Debt shall be received by a Grantor other than as permitted by this Section 19.17 before all Secured Obligations have been Fully Satisfied and the Commitments have been terminated pursuant to the Credit Agreement, such Grantor shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and the other Secured Creditors all such sums to the extent necessary so that the Agent and the other Secured Creditors shall have been Paid in Full, in cash, all Secured Obligations owed or which may become owing.

  (c)      Upon any payment or distribution of any assets of any Grantor of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Grantor or in the event of any case, proceeding or other action described in Section 8.1.3 of the Credit Agreement, the Agent and the other Secured Creditors shall first be entitled to receive payment in full in cash, in accordance with the terms of the Secured Obligations and of this Agreement, of all amounts payable under or in respect of such Secured Obligations to which the Agent or any other Secured Creditor would be entitled, before any payment or distribution is made on, or in respect of, any Intercompany Debt in any such case, proceeding or other action or any such distribution or payment, except that the provisions hereof shall be paid by such Grantor, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Agent (for the benefit of the Agent and the other Secured Creditors) to the extent necessary to pay all such Secured Obligations in full in cash, after giving effect to any concurrent payment or distribution to the Agent and other Secured Creditors (or to the Agent, for the benefit of the Agent and the other Secured Creditors).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation,
as Guarantor and Grantor

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson Title: President and CEO

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation,
as Borrower and Grantor

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson Title: President and CEO

CAREVIEW OPERATIONS, L.L.C.,
a Texas limited liability company,
as a Subsidiary Guarantor and Grantor

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson Title: President and CEO

[Signature Page to Guarantee and Collateral Agreement]

PDL BIOPHARMA, INC.,
a Delaware corporation,
as Agent

By:	/s/ John P. McLaughlin
Name: John P. McLaughlin Title: President and CEO

[Signature Page to Guarantee and Collateral Agreement]

Exhibit A to Guarantee and Collateral Agreement

COPYRIGHT SECURITY AGREEMENT

WHEREAS, [      ], a [    ] (herein referred to as “Grantor”), having an address at [       ], has adopted, used and is using the copyrights listed on the annexed Schedule 1-A, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated as of June 26, 2015 (said Guarantee and Collateral Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; capitalized terms used but not otherwise defined herein having the meaning assigned to them in the Guarantee and Collateral Agreement) in favor of the Agent, for itself and the Lender party to the Credit Agreement (the “Secured Creditors”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Secured Creditors a security interest in all right, title and interest of the Grantor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Grantor and all extensions or renewals thereof and all Copyright licenses, and all proceeds of all of the foregoing, including, without limitation, any claims by the Grantor against third parties for infringement thereof, to secure the payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record:

Section 1.              Grant of Security Interest in Copyright Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Creditors, and grants to the Agent for the benefit of the Secured Creditors a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “Copyright Collateral”):

(i)            all of its Copyrights, including, without limitation, those referred to on Schedule 1-A hereto;

(ii)           all renewals, reversions and extensions of the foregoing; and

(iii)          all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 2.              Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Copyright Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

SECTION 3.         Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in such Grantor’s reasonable business judgment in connection with their Copyrights subject to a security interest hereunder.

SECTION 4.         GOVERNING LAW THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.              Counterparts. This Copyright Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of a signature page of this Copyright Security Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Copyright Security Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned Grantor has duly executed or caused this Copyright Security Agreement to be duly executed as of the date first set forth above.

[ ]

By:
Name: Title:

Schedule 1-A to the COPYRIGHT SECURITY AGREEMENT

Copyright	Registration Date	Registration No.

Exhibit B to Guarantee and Collateral Agreement

PATENT SECURITY AGREEMENT

WHEREAS, [      ], a [    ] (herein referred to as “Grantor”), having an address at [       ], owns the letters patent and/or applications for letters patent of the United States of America more particularly described on Schedule 1-A annexed hereto as part hereof (the “Patents”);

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated as of June 26, 2015 (said Guarantee and Collateral Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; capitalized terms used but not otherwise defined herein having the meaning assigned to them in the Guarantee and Collateral Agreement) in favor of the Agent, for itself and the Lender party to the Credit Agreement (the “Secured Creditors”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Secured Creditors a security interest in all right, title and interest of Grantor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, divisions, continuations, continuations-in-part, term restorations or extensions thereof, all Patent licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof for the full term of the Patents, to secure the prompt payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to the Secured Creditors of a security interest in and mortgage on the Collateral to secure the prompt payment and performance of the Secured Obligations.

Section 1.              Grant of Security Interest in Patents Each Grantor hereby grants to the Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether owned or existing or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”): all United States and foreign patents and certificates of invention, or similar industrial property rights, including, but not limited to each patent referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time), and with respect to any and all of the foregoing, (i) all applications therefor including the patent applications referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all proceeds, payments and rights to payments arising out of the sale, lease, license, assignment, or other disposition thereof.

B-1

Section 2.              Security Agreement The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Patent Collateral made and granted hereby are supplemental of, and more fully set forth in, the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Patent Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 3.              Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in such Grantor’s reasonable business judgment in connection with their Patents subject to a security interest hereunder.

Section 4.              GOVERNING LAW THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.              Counterparts. This Patent Security Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Patent Security Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Patent Security Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Patent Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Grantor has duly executed or caused this Patent Security Agreement to be duly executed as of the date first set forth above.

[ ]

By:
Name: Title:

Schedule 1-A to the PATENT SECURITY AGREEMENT

Title	Date Filed or Granted	Serial No. or Patent No.

Exhibit C to Guarantee and Collateral Agreement

TRADEMARK SECURITY AGREEMENT

WHEREAS, [      ], a [    ] (herein referred to as “Grantor”), having an address at [       ], (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section l(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section l(c) or l(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered, or for which applications for registration have been filed in the United States Patent and Trademark Office (the “Trademarks”); and

WHEREAS, the Grantor has entered into a Guarantee and Collateral Agreement, dated as of June 26, 2015 (said Guarantee and Collateral Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”; capitalized terms used but not otherwise defined herein having the meaning assigned to them in the Guarantee and Collateral Agreement) in favor of the Agent, for itself and the Lender party to the Credit Agreement ( the “Secured Creditors”); and

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Grantor has granted to the Secured Creditors a security interest in all right, title and interest of the Grantor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, extensions or renewals thereof, all Trademark licenses and all proceeds of all of the foregoing, including, without limitation, any claims by Grantor against third parties for infringement thereof, to secure the payment and performance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record:

Section 1.              Grant of Security Interest in Trademarks. Each Grantor hereby grants to the Agent a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether owned or existing or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”):

 (i)           all United States, State and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule 1-A hereto (as such schedule may be amended or supplemented from time to time),

(ii) the goodwill of the business symbolized thereby,

(iii) all rights corresponding thereto throughout the world,

(iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill,

(v) all licenses, claims, damages, and proceeds of suit arising therefrom, and

(vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof;

provided that the security interest granted under Section 2 hereof shall not attach to, and the term “Trademark Collateral” shall not include any applications for trademark filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b), only to the extent that the grant of a security interest therein would result in the abandonment, invalidation or unenforceability of the trademarks matured from such application or rights hereunder and only until evidence of the use of such trademarks in commerce, as defined in 15 U.S.C. Section 1127, is submitted to, and accepted by, the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(c) or 1(d), following which filing all such applications shall automatically become Trademark Collateral.

Section 2.              Security Agreement The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to the Agent pursuant to the Guarantee and Collateral Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral made and granted hereby are supplemental of, and more fully set forth in, the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Trademark Security Agreement and the terms of the Guarantee and Collateral Agreement, the terms of the Guarantee and Collateral Agreement shall control.

Section 3.              Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in such Grantor’s reasonable business judgment in connection with their Trademarks subject to a security interest hereunder.

Section 4.              GOVERNING LAW THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.              Counterparts. This Trademark Security Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Trademark Security Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Trademark Security Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Trademark Security Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Grantor has duly executed or caused this Trademark Security Agreement to be duly executed as of the date first set forth above.

[ ]

By:
Name: Title:

Schedule 1-A to the TRADEMARK SECURITY AGREEMENT

Trademark	Application or Registration Date	Application Serial No. or Registration No.

Annex I to Guarantee and Collateral Agreement

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of ____________, 20__, made by ______________________, a _______________ (the “Additional Grantor”), in favor of PDL BIOPHARMA, INC., a Delaware corporation, as Agent (in such capacity, the “Agent”) for (i) the lender (the “Lender”) party to the Credit Agreement referred to below and (ii) the other Secured Creditors (as defined in the Guarantee and Collateral Agreement (as hereinafter defined)). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, CareView Communications, Inc., a Nevada corporation (Holdings”), CareView Communications, Inc., a Texas corporation (the “Borrower”), the Lender and the Agent have entered into the Credit Agreement dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, Holdings and the Borrower have entered into a Guarantee and Collateral Agreement dated as of June 26, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Agent for the benefit of the Secured Creditors;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Joinder Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.           Guarantee and Collateral Agreement. By executing and delivering this Joinder Agreement, the Additional Grantor, as provided in Section 19.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex I-A hereto is hereby added to the information set forth in the Perfection Certificate or Perfection Supplement most recently delivered pursuant to the terms of the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties as to the Additional Grantor contained in Section 6 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

2.           GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GRANTOR:

[NAME OF GRANTOR]

By:
Name: Title:

Annex I-A to Joinder Agreement